As filed with the U.S. Securities and Exchange Commission on May 13, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

JBAAM Acquisition Corp II
(Exact name of registrant as specified in its charter)

Delaware	42-1864896
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

39 West 37th Street, New York, New York	10018
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (212) 822-2954.

Copies to:

Darrin M. Ocasio

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 26th Floor

New York, NY 10036

Telephone Number: (212) 930-9700

Facsimile Number: (212) 930-9725

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

i

EXPLANATORY NOTE

We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This registration statement will become effective automatically by lapse of time 60 days from the date of the initial filing of this registration statement pursuant to Section 12(g)(1) of the Exchange Act.

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13(a) under the Exchange Act and will be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to the “Registrant,” the “Company,” “we,” “our” or “us” means JBAAM Acquisition Corp II. Our principal place of business is located at 39 West 37th Street, New York, NY 10018. Our telephone number is: (212) 822-2954.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire registration statement carefully, especially the risks discussed under the section entitled “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this registration statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this registration statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements unless required by applicable laws or regulations.

Item 1. Business.

JBAAM Acquisition Corp II was incorporated in the State of Delaware on April 2, 2026. Since inception, the Company has been engaged in organizational efforts and obtaining initial financing. The Company was formed as a vehicle to pursue a business combination and has to date made no efforts to identify a possible business combination. As a result, the Company has not conducted negotiations or entered into a letter of intent concerning any target business. The business purpose of the Company is to seek the acquisition of or merger with, an existing company. The Company selected December 31st as its fiscal year end.

The Company, based on proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act, and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Exchange Act, the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. As of April 30, 2026, the Company had $ 60,000.   in cash, and its auditors have

issued an opinion raising substantial doubt about its ability to continue as a going concern.  Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. The Company’s plan of operation for the remainder of the fiscal year and beyond such time shall be to continue its efforts to locate suitable acquisition candidates. As of the date of this filing, the Company has not identified any specific milestones to be achieved by any specific date.

During the remainder of the fiscal year and beyond such time, we anticipate incurring costs related to the filing of Exchange Act reports, and investigating, analyzing and consummating an acquisition. We believe we will be able to meet these costs through the use of funds to be loaned by or invested in us by our stockholders, management or other investors. Our management and stockholders have indicated their intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements; however, there are no agreements in effect between the Company and our management and stockholders specifically requiring that they provide any funds to the Company. As a result, there are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed.

The analysis of new business opportunities will be undertaken by or under the supervision of the Company’s management. As of the date of this filing, the Company has not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities for the Company. While the Company has limited assets and no revenues, the Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities in that it may seek out a target company in any type of business, industry or geographical location. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

(a)	potential for growth, indicated by new technology, anticipated market expansion or new products;

(b)	competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c)	strength and diversity of management, either in place or scheduled for recruitment;

(d)	capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e)	the cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f)	the extent to which the business opportunity can be advanced; and

(g)	the accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items.

In applying the foregoing criteria, no one of which will be definitive, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Registrant’s limited capital available for investigation, the Registrant may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations.

In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies and our limited personnel and financial resources. We expect that our due diligence will encompass, among other things, meetings with the target business’s incumbent management and inspection of its facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, including but not limited to attorneys, accountants, consultants or other such professionals. As of the date of this filing, the Company has not specifically identified any third parties that it may engage. The costs associated with hiring third parties as required to complete a business combination may be significant and are difficult to determine as such costs may vary depending on a variety of factors, including the amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company.

Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or others associated with the target business seeking our participation.

The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. The amount of time it takes to complete a business combination, the location of the target company, and the size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction are all factors that determine the costs associated with completing a business combination transaction. The time and costs required to complete a business combination can be estimated once a business combination target has been identified. Any costs incurred with respect to the evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

Through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, the Company is aware that there are hundreds of shell companies seeking a business combination target. As a result, the Company believes it is in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

At this time, the Company has not identified any specific factors or criteria that will be used to determine which entity will proceed with a proposed transaction in the event of a conflict of interest and management reserves the right to use any such criteria as it determines to be relevant at the time a proposed transaction is presented. However, in the event a conflict of interest arises in connection with the identification of a proposed business transaction, the Company’s management and board of directors will use its reasonable judgment and intends to take all such actions as may be required in order to satisfy its fiduciary duties. At this time, there are no specific conflicts of interests identified by our management.

We presently have no employees apart from our management. Our sole officer and director, Mr. Weksler, is engaged in outside business activities. Mr. Weksler will be dividing his time amongst these entities and anticipates that he will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote to the Company may vary from week to week or even day to day, and therefore the specific amount of time that management will devote to the Company on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise his fiduciary duties as an officer and director of the Company and believes that he will be able to devote the time required to consummate a business combination transaction as necessary.

We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Form of Acquisition

The manner in which the Registrant participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Registrant and the promoters of the opportunity, and the relative negotiating strength of the Registrant and such promoters.

It is likely that the Registrant will acquire its participation in a business opportunity through the issuance of its Common Stock or other securities of the Registrant, which could result in substantial dilution to the equity of stockholders of the Registrant immediately prior to the consummation of a transaction. Although the terms of any such transaction have not been identified and cannot be predicted, it is expected that any business combination transaction the Company may enter into would be structured as a “tax free” reorganization. It should be noted that the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) depends upon the transaction meeting certain statutory and non-statutory requirements. There are different types of statutory requirements for each type of tax-free reorganization and thus each transaction must be reviewed carefully to determine its eligibility for a tax-free reorganization. One of the statutory requirements in a tax-free reorganization is that at least a certain percentage of the total consideration in the transaction must be voting stock of the acquirer corporation. This could result in substantial dilution to the equity of those who were stockholders of the Registrant prior to such reorganization. In addition, post-transaction dispositions of Registrant’s stock received as consideration could have implications for the tax-free nature of the transaction in question. The Company does not intend to supply disclosure to stockholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation. In the event a proposed business combination involves a change in majority of directors of the Company, the Company will file and provide to stockholders a Schedule 14F-1, which shall include, information concerning the target company, as required. The Company will file a current report on Form 8-K, as required, within four business days of a business combination which results in the Company ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

The present sole stockholder of the Registrant will likely not have control of a majority of the voting securities of the Registrant following a reorganization transaction. As part of such a transaction, all or a majority of the Registrant’s directors may resign, and one or more new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

The Company intends to search for a target for a business combination by contacting various sources including, but not limited to, our affiliates, lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. We currently do not have any agreements or preliminary agreements between us and any other entities.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. The costs that will be incurred are difficult to determine with any degree of specificity at this time as such costs are expected to be dependent on factors such as the amount of time it takes to identify and complete a business combination transaction, the location, size and complexity of the business of the target company, whether current stockholders of the Company will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Registrant of the related costs incurred. The Company has not established a timeline with respect to the identification of a business combination target.

Emerging Growth Company

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of stockholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of any fiscal year following the anniversary of the initial reporting.

To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

Shell Company Status

We are a “shell company” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 12b-2 under the Exchange Act. The term shell company means a registrant, other than an asset-backed issuer as defined in Item 1101(b) of Regulation AB, that has no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets.

Some of the consequences of being a shell company are as follows:

●	Rule 145a under the Securities Act provides that any direct or indirect business combination of a reporting shell company (that is not a business combination related shell company as defined in Rule 405) involving another entity that is not a shell company is deemed to involve an offer, offer to sell, offer for sale, or sale within the meaning of section 2(a)(3) of the Securities Act of securities to the reporting shell company’s existing shareholders. Where Rule 145a applies, that deemed offer and sale would need to be registered under the Securities Act, unless there is an applicable exemption. However, as the Company currently has only one shareholder, who is and is anticipated to continue to be an “accredited investor” within the meaning of Rule 501 under the Securities Act, we anticipate that any such deemed offer and sale to him will be exempt from registration under the Securities Act under Rule 506(b) thereunder.

●	The applicable rules of the SEC prohibit the use of Form S-8 under the Securities Act (for registration of securities of the registrant to be offered under employee benefit plans to its directors, officers, employees and consultants) by shell companies until 60 days after the registrant ceases to be a shell company.

●	Form 8-K under the Exchange Act requires a shell company (other than a business combination related shell company) that is reporting an acquisition of a business or change of control that causes it to cease being a shell company to disclose the same information, giving effect to the transaction, that it would be required to provide in registering a class of securities under the Exchange Act, including financial statements and pro forma financial information of an acquired business (a so-called “Super 8-K”) within four business days after completing the transaction. We anticipate filing such a Super 8-K upon completing a prospective business combination.

●	Rule 15-01 of Regulation S-X provides for specific financial statement requirements applicable to acquisitions involving shell companies (other than business combination related shell companies).

●	Pursuant to Rule 144(i) “restricted” securities (generally, securities acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering) and “control” securities (generally, securities held by an affiliate of the issuer) issued by a current or former shell company that otherwise meet the holding period and other requirements for resale under Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the issuer (a) is no longer a shell company and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months, other than Form 8-K reports. As a result, restrictive legends on certificates or book-entry positions for our shares that are “restricted” or “control” securities cannot be removed except in connection with (i) an actual sale meeting the foregoing requirements or (ii) pursuant to an effective registration statement. We anticipate that the Super 8-K that we would file upon completing a prospective business combination would contain the required current “Form 10 information.”

Blank Check Company

We are a “blank check company” as defined under Rule 419 of the Securities Act, as amended. Rule 419 imposes certain restrictive requirements on offerings of securities by blank check companies. However, we have no present intention of engaging in an offering of our securities that would be subject to Rule 419 while we remain a blank check company. We anticipate raising funds through an offering of our securities only upon completion of a business combination as a result of which we would no longer be a blank check company. Therefore, we do not anticipate that the provisions of Rule 419 will deter a potential target company from entering into a business combination transaction with us.

Item 1A. Risk Factors.

As a “smaller reporting company” as defined in Item 10 of Regulation S-K (17 C.F.R. §229.10(f)(1)), the Company is not required to provide this information.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. The Company has not conducted any active operations since inception, except for its efforts to locate suitable acquisition candidates. No revenue has been generated by the Company since inception. It is unlikely the Company will have any revenues unless it is able to effect an acquisition or merger with an operating company, of which there can be no assurance. The Company’s plan of operation for the remainder of the fiscal year shall be to continue its efforts to locate suitable acquisition candidates. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by our stockholders, management or other investors.

During the next 12 months we anticipate incurring costs related to:

(a)	filing of Exchange Act reports, and

(b)	investigating, analyzing and consummating an acquisition.

We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by our sole stockholder, management or other investors. There are no assurances that such funds will be advanced or that the Company will be able to secure any additional funding as needed. As of April 30, 2026, the Company had $60,000 in cash. On April 30, 2026, in connection with advances made in connection with costs incurred by the Company, the Company issued a promissory note to Andrew Weksler, the sole stockholder, officer and director of the Company, pursuant to which the Company agreed to repay Mr. Weksler the sum of any and all amounts that Mr. Weksler may advance to the Company on or before the date that the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Exchange Act). The Company has used the proceeds from the note to cover its expenses. Although Mr. Weksler has no obligation to advance funds to the Company under the terms of the note, it is anticipated that he may advance funds to the Company as fees and expenses are incurred in the future. As a result, the Company issued the note in anticipation of such advances. Interest shall not accrue on the outstanding principal amount of the note except if an Event of Default (as defined in the note) has occurred. In the event of an Event of Default, the entire note shall automatically become due and payable (the “Default Date”) and starting from five (5) days after the Default Date, the interest rate on the note shall accrue at the rate of eighteen percent (18%) per annum. As of April 30, 2026, the total amount due under the note was $75,000. The note is filed herewith as Exhibit 10.1. Except as disclosed herein, we currently have no other agreements or specific arrangements in place with our sole stockholder, management or other investors.

Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management’s plan includes obtaining additional funds by equity financing through a reverse merger transaction and/or related party advances, however there is no assurance of additional funding being available.

The Company, as of April 30, 2026, had $ 60,000 in cash and has not earned any revenues from operations to date. In the next 12 months, we expect to incur expenses equal to approximately $40,000 related to legal, accounting, audit, and other professional service fees incurred in relation to the Company’s Exchange Act filing requirements. The costs related to the acquisition of a business combination target company vary widely and are dependent on a variety of factors including, but not limited to, the amount of time it takes to complete a business combination, the location of the target company, the size and complexity of the business of the target company, whether stockholders of the Company prior to the transaction will retain equity in the Company, the scope of the due diligence investigation required, the involvement of the Company’s auditors in the transaction, possible changes in the Company’s capital structure in connection with the transaction, and whether funds may be raised contemporaneously with the transaction. Therefore, we believe such costs are unascertainable until the Company identifies a business combination target. These conditions raise substantial doubt about our ability to continue as a going concern. The Company is currently devoting its efforts to locating merger candidates. The Company’s ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

The Company may consider a business, which has recently commenced operations, as a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. Our management believes that the public company status that results from a combination with the Company will provide such company greater access to the capital markets, increase its visibility in the investment community, and offer the opportunity to utilize its stock to make acquisitions. There is no assurance that we will in fact have access to additional capital or financing as a public company. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

Our sole officer and director has not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management’s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

The Company anticipates that the selection of a business combination will be complex and extremely risky. While the Company is in a competitive market with a small number of business opportunities, through information obtained from industry professionals including attorneys, investment bankers, and other consultants with experience in the reverse merger industry, our management believes that there are opportunities for a business combination with firms seeking the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

We do not currently intend to retain any entity to act as a “finder” to identify and analyze the merits of potential target businesses.

We have not established a specific timeline nor have we created a specific plan to identify an acquisition target and consummate a business combination. We expect that our management and the Company, through its various contacts and affiliations with other entities, will locate a business combination target. We expect that funds in the amount of approximately $40,000 will be required in order for the Company to satisfy its Exchange Act reporting requirements during the next 12 months, in addition to any other funds that will be required in order to complete a business combination. Such funds can only be estimated upon identifying a business combination target. Our management and stockholders have indicated an intent to advance funds on behalf of the Company as needed in order to accomplish its business plan and comply with its Exchange Act reporting requirements, however, there are no agreements in effect between the Company and our management or stockholders specifically requiring they provide any funds to the Company. Therefore, there are no assurances that the Company will be able to obtain the required financing as needed in order to consummate a business combination transaction.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space and equipment of its management at no cost. Given the limited need of the Company, management believes that the office space is more than suitable and adequate. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth, as of the date of this filing, the number of shares of Common Stock and Series A Super Voting Preferred Stock owned of record and beneficially by the Company’s sole director and officer:

Name and Address	Common Stock Beneficially Owned	Series A Super Voting Preferred Stock Beneficially Owned	Percentage of Voting Power
Andrew Weksler(1) 39 West 37th Street, New York, NY 10018	10,000,000	1,000,000	100%

All Directors and Officers as a Group (1 individual)	10,000,000	1,000,000	100%

(1)	Andrew Weksler serves as President, Secretary, Chief Executive Officer, Chief Financial Officer and sole director of the Company. Mr. Weksler holds 1,000,000 shares of Series A Super Voting Preferred Stock, entitling him to 100 votes per share (100,000,000 votes). Combined with his 10,000,000 shares of Common Stock entitling him to 1 vote per share, Mr. Weksler controls 110,000,000 of the 110,000,000 total outstanding votes, representing 100% of the total voting power of the Company. Mr. Weksler also holds warrants to purchase up to 50,000,000 shares of Common Stock at an exercise price of $0.01 per share, which are not reflected in the table above.

Item 5. Directors and Executive Officers.

(a)         Identification of Directors and Executive Officers.

Our sole officer and director, and additional information concerning him, is as follows:

Name	Age	Position
Andrew Weksler	37	President, Secretary, Chief Executive Officer, Chief Financial Officer and Director

Andrew Weksler has served as the Company’s President, Secretary, Chief Executive Officer, Chief Financial Officer and Director since inception. Mr. Weksler serves as the managing partner of JBA Asset Management LLC, an investment management firm. Mr. Weksler has served as a director of Bluerock Acquisition Corp since December 2025. Mr. Weksler’s past experience identifying investment opportunities and investing in early stage companies will be beneficial to the Company as it seeks to identify a business combination target which led to the conclusion that he should serve as a director of the Company.

(b)        Significant Employees.

None.

(c)        Family Relationships.

None.

(d)        Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

Item 6. Executive Compensation.

The following table sets forth the cash and other compensation paid by the Company to its officer and director during the period from inception (April 2, 2026) through April 30, 2026.

Name and Position	Period	Salary	Bonus	Option Awards	All other Compensation	Total
Andrew Weksler (1) President, Secretary, Chief Financial Officer and Director	April 2, 2026 (inception) through April 30, 2026	None	None	None	None	None

(1)	Andrew Weksler was appointed to serve as a member of the Company’s board of directors and as its President, Secretary, Chief Executive Officer and Chief Financial Officer on April 2, 2026.

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s named executive officers. The Company’s sole officer and director has not received any cash or other compensation since inception through the date of this filing. No compensation of any nature has been paid for on account of services rendered by a director in such capacity.

It is possible that, after the Company successfully consummates a business combination with an unaffiliated entity, that entity may desire to employ or retain members of our management for the purposes of providing services to the surviving entity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

Except as otherwise disclosed herein, there are currently no understandings or agreements regarding compensation our management will receive after a business combination.

Compensation Committee and Insider Participation

The Company does not have a standing compensation committee or a committee performing similar functions.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Certain Relationships and Related Transactions

On April 30, 2026, the Company issued (i) an aggregate of 10,000,000 shares of Common Stock to Andrew Weksler, sole officer and director of the Company, (ii) an aggregate of 1,000,000 shares of Series A Super Voting Preferred Stock, and (iii) warrants to purchase up to 50,000,000 shares of Common Stock at an exercise price of $0.01 per share, for an aggregate cash purchase price equal to $10,000. The Company issued these shares of Common Stock under the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Securities Purchase Agreement is filed herewith as Exhibit 10.2, for an aggregate purchase price equal to $10,000, pursuant to the terms and conditions set forth in the Securities Purchase Agreement.

On April 30, 2026, in connection with advances made in connection with costs incurred by the Company, the Company issued a promissory note to Andrew Weksler, sole stockholder, officer and director of the Company, pursuant to which the Company agreed to repay Mr. Weksler the sum of any and all amounts that Mr. Weksler may advance to the Company on or before the date that the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Exchange Act). The Company has used the proceeds from the note to cover its expenses. Although Mr. Weksler has no obligation to advance funds to the Company under the terms of the note, it is anticipated that he may advance funds to the Company as fees and expenses are incurred in the future. As a result, the Company issued the note in anticipation of such advances. Interest shall not accrue on the outstanding principal amount of the note except if an Event of Default (as defined in the note) has occurred. In the event of an Event of Default, the entire note shall automatically become due and payable (the “Default Date”) and starting from five (5) days after the Default Date, the interest rate on the note shall accrue at the rate of eighteen percent (18%) per annum. As of April 30, 2026, the total amount due under the note was $75,000.  The note is filed herewith as Exhibit 10.1.

On April 30, 2026 Mr. Weksler paid $50,000 as an advance from stockholder to open a new bank account. Mr. Weksler also paid $25,000 to Vcorp company for April registered corporate agent services. As of April 30, 2026, the total amount of advances from stockholder was $75,000.

In connection with the issuance of Common Stock, the Company also issued to Mr. Weksler warrants to purchase up to 50,000,000 shares of Common Stock at an exercise price of $0.01 per share, exercisable for a period of twenty (20) years from the date of issuance, with a cashless exercise provision if the underlying share are not registered under the Securities Act at the time of purchase.

The Company currently uses the office space and equipment of its management at no cost.

Promoters and Certain Control Persons

The Company’s management, through its various contacts and affiliations with other entities, may assist the Company with due diligence in identifying a business combination target. There are currently no agreements or preliminary agreements between us and any other entities.

The director and officer of the Company may also be deemed to be or to have been a promoter of the following current or former blank check companies.

Name	Registration Statement Filing Date	SEC File Number	Status	Pending/Completed Business Combinations	Additional Information
Bluerock Acquisition Corp	12/2025	333-291337	Effective 12/2025	None	Andrew Weksler has served as a director of the company since December 2025.

Director Independence

Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, the Company is not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, our sole director, Andrew Weksler, would not be considered independent as he serves as an officer of the Company.

Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.

Item 8. Legal Proceedings.

There are presently no pending legal proceedings to which the Company or any of its property is subject, or any material proceedings to which any director, officer or affiliate of the Registrant, any owner of record or beneficially of more than five percent of any class of voting securities is a party or has a material interest adverse to the Company, and no such proceedings are known to the Registrant to be threatened or contemplated against it.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

(a) Market Information.

The Common Stock is not trading on any stock exchange. The Company is not aware of any market activity in its Common Stock since its inception through the date of this filing.

Securities authorized for sale under Rule 144 of the Securities Act or that the Company has agreed to register under the Securities Act in the future; or Securities that are being, or is proposed to be, publicly offered by the company, the offering of which could have a material effect on the market price of its common equity.

None.

(b) Holders.

As of the date of this filing, there was one record holder of an aggregate of 10,000,000 shares of the Common Stock issued and outstanding and one holder of record of an aggregate of 1,000,000 shares of Series A Super Voting Preferred Stock issued and outstanding.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

Pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) dated April 30, 2026, the Company sold and issued to Andrew Weksler (i) an aggregate of 10,000,000 shares of Common Stock, (ii) an aggregate of 1,000,000 shares of Series A Super Voting Preferred Stock, and (iii) warrants to purchase up to 50,000,000 shares of Common Stock at an exercise price of $0.01 per share, for an aggregate cash purchase price equal to $10,000. The Securities Purchase Agreement is filed herewith as Exhibit 10.2.

The proceeds from the sale of the securities described above will be used for working capital and general and administrative expenses. No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued. The sale of the securities identified above were made pursuant to a privately negotiated transaction that did not involve a public offering of securities and, accordingly, was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and the rules promulgated thereunder.

Item 11. Description of Registrant’s Securities to be Registered.

(a) Capital Stock.

The Company is authorized by its Amended and Restated Certificate of Incorporation to issue an aggregate of 110,000,000 shares of capital stock, of which 100,000,000 are shares of Common Stock, $0.0001 par value per share, and 10,000,000 are shares of Preferred Stock, par value $0.0001 per share. Of the 10,000,000 authorized shares of Preferred Stock, 1,000,000 shares have been designated as Series A Super Voting Preferred Stock, and the remaining 9,000,000 shares remain undesignated and available for future issuance. As of the date of filing this Registration Statement, 10,000,000 shares of Common Stock and 1,000,000 shares of Series A Super Voting Preferred Stock were issued and outstanding.

Common Stock

All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders of the Company voting together with the holders of Series A Super Voting Preferred Stock as a single class. Subject to the preferential rights of the Preferred Stock, holders of Common Stock are entitled to receive dividends if and when declared by the board of directors out of funds legally available. In the event of a liquidation, and subject to the prior payment of the preferential amounts to which the holders of Preferred Stock are entitled, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of Preferred Stock with designations, rights and preferences determined from time to time by our board of directors. Of these shares, 1,000,000 have been designated as Series A Super Voting Preferred Stock as described below, and 9,000,000 shares remain available for future issuance. Our board of directors is empowered, without stockholder approval, to issue undesignated Preferred Stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the undesignated Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.

Series A Super Voting Preferred Stock

The Company has designated 1,000,000 shares of its Preferred Stock as Series A Super Voting Preferred Stock (the “Series A Preferred Stock”), all of which are issued and outstanding and held by Andrew Weksler, the Company’s sole officer, director and founder. The Series A Preferred Stock has the following rights, preferences and privileges:

Voting Rights. Each share of Series A Preferred Stock entitles the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Company. The holders of Series A Preferred Stock vote together with the holders of Common Stock as a single class on all matters, including the election or removal of directors. As a result, Mr. Weksler, as the sole holder of 1,000,000 shares of Series A Preferred Stock and 10,000,000 shares of Common Stock, controls 110,000,000 of the 110,000,000 total outstanding votes, representing 100% of the total voting power of the Company. Even after the issuance of additional shares of Common Stock, Mr. Weksler’s Series A Preferred Stock will provide him with significant voting power that may enable him to maintain control of the Company.

Dividends. The holders of Series A Preferred Stock are entitled to receive dividends on a pari passu basis with the Common Stock, on an as-converted basis, as and when declared by the Board of Directors.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock are entitled to receive the original issuance price per share, plus any declared but unpaid dividends thereon, on a pari passu basis with the Common Stock, on an as-converted basis, before any distribution or payment is made to the holders of Common Stock or any other class or series of stock ranking junior to the Series A Preferred Stock.

Conversion and Redemption. The shares of Series A Preferred Stock are not convertible into shares of Common Stock or any other securities and are not redeemable at the option of the Company or any holder thereof.

Protective Provisions. So long as any shares of Series A Preferred Stock are outstanding, the Company may not, without the prior written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, voting as a separate class: (i) amend, alter or repeal any provision of the Amended and Restated Certificate of Incorporation or Bylaws in a manner that adversely affects the rights of the Series A Preferred Stock; (ii) create, authorize or issue any additional shares of Series A Preferred Stock or any capital stock senior to or on parity with the Series A Preferred Stock; (iii) increase or decrease the authorized shares of Series A Preferred Stock; (iv) declare or pay dividends on junior stock unless a corresponding dividend is paid on the Series A Preferred Stock; (v) repurchase junior stock (other than unvested share repurchases at cost); (vi) effect a Change of Control unless the Series A Preferred Stock is treated no less favorably than the Common Stock; (vii) voluntarily liquidate or dissolve the Company; or (viii) agree to do any of the foregoing.

The description of certain matters relating to the securities of the Company is a summary and is qualified in its entirety by the provisions of the Company’s Amended and Restated Certificate of Incorporation and By-Laws, copies of which are filed herewith as exhibits.

(b) Debt Securities.

None.

(c) Warrants and Rights.

In connection with the purchase of Common Stock by Andrew Weksler, the Company issued to Mr. Weksler warrants to purchase up to 50,000,000 shares of Common Stock at an exercise price of $0.01 per share (the “Warrants”). The Warrants are exercisable at any time and expire twenty (20) years from the date of issuance. If, at the time of exercise, the shares of Common Stock underlying the Warrants are not registered under the Securities Act, the holder may exercise the Warrants on a cashless basis. The Warrants contain anti-dilution adjustments for stock splits, stock dividends, recapitalizations and similar events. In addition, if the Company issues or sells shares of Common Stock (or securities convertible  into or exercisable for Common Stock) at a price per share less than the Exercise Price then in effect, the Exercise Price will be reduced to the price per share in such issuance, and the number of Warrant Shares will be proportionally adjusted. Certain issuances are excluded from this adjustment, including shares issued under equity incentive plans, upon exercise of existing convertible securities, and in connection with business combinations approved by the Board of Directors. The exercise of the Warrants in full would result in the issuance of an additional 50,000,000 shares of Common Stock, resulting in significant dilution to any other stockholders of the Company at such time.

(d) Other Securities to Be Registered.

None.

Item 12. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Amended and Restated Company’s Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

●	any transaction from which the director derived an improper personal benefit.

The Company’s Amended and Restated Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 13. Financial Statements and Supplementary Data.

The Company’s financial statements included in this Registration Statement on Form 10, including an index thereto, are set forth on page F-1 after the Signature page and are incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements included in this Registration Statement on Form 10 are listed in Item 13 and commence following the signature page.

(b) Exhibits.

Exhibit Number	Description
3.1*	Certificate of Incorporation
3.2*	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of Delaware on April 22, 2026
3.3*	By-Laws
10.1*	Promissory Note issued by the Company to Andrew Weksler, dated April 30, 2026
10.2*	Securities Purchase Agreement by and between the Company and Andrew Weksler dated April 30, 2026

*	Filed herewith

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JBAAM Acquisition Corp II

Date: May 13, 2026	By:	/s/ Andrew Weksler
Andrew Weksler
President, Secretary,
Chief Financial Officer and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

JBAAM Acquisition Corp II

April 30, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of JBAAM Acquisition Corp II

Opinion on the Financial Statements

We have audited the accompanying balance sheet of JBAAM Acquisition Corp II (the Company) as of April 30, 2026, and the related statement of operations, changes in stockholders’ deficits, and cash flows for the period from April 2, 2026 (inception) to April 30, 2026, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2026, and the results of its operations and its cash flows for the period from April 2, 2026 (inception) to April 30, 2026, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has not commenced operations and has not generated profits as of April 30, 2026, which raise substantial doubt about its ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 7 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TAAD, LLP

We have served as the Company’s auditor since 2026.

Diamond Bar, California

May 13, 2026

JBAAM ACQUISITION CORP II

BALANCE SHEET

April 30, 2026
ASSETS
Current Assets
Cash	$60,000
Total Current Assets	60,000
TOTAL ASSETS	$60,000
LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICITS)
Liabilities
Current Liabilities
Note Payable -Related Party	$75,000
Total Current Liabilities	75,000
Total Liabilities	75,000

Stockholder’s Deficits
Common Stock, at par value $0.0001 per share, 100,000,000 shares authorized, 10,000,000 shares issued and outstanding at April 30, 2026.	1,000
Preferred Stock, at par value $0.0001 per share, 10,000,000 shares authorized, 1,000,000 shares issued and outstanding at April 30, 2026.	100
Additional Paid-In Capital	8,900
Net Loss	(25,000)
Total Stockholder’s Deficits	(15,000)
TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICITS)	$60,000

See accompanying notes to financial statements.

JBAAM ACQUISITION CORP II

STATEMENT OF OPERATIONS

For the period April 2, 2026 (Inception) to April 30, 2026

Operating Expense
Professional Fees	$25,000
Total Operating Expense	25,000
Net Loss	$(25,000)

Basic and Diluted Weighted Average Shares Outstanding	10,000,000
Basic and Diluted Net Loss per Common Stock	$(0.00)

See accompanying notes to financial statements.

JBAAM ACQUISITION CORP II

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the period April 2, 2026

(Inception) to April 30, 2026

	Common Stock		Preferred Stock
	Shares	Amount	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficits
Beginning Balance (April 2, 2026)
Capital Contributions	10,000,000	$1,000	1,000,000	$100	$8,900	—	$10,000
Net Loss	—	—	—	—	—	(25,000)	(25,000)
Ending Balance (April 30, 2026)	10,000,000	$1,000	1,000,000	$100	$8,900	$(25,000)	$(15,000)

See accompanying notes to financial statements.

JBAAM ACQUISITION CORP II

STATEMENT OF CASH FLOWS

For the period April 2, 2026 (Inception) to April 30, 2026
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(25,000)
Net cash provided by Operating Activities	(25,000)
CASH FLOW FROM FINANCING ACTIVITIES
Note Payable - Related Party	75,000
Issuance of Common Stock and Preferred Stock	10,000
Net cash provided by Financing Activities	85,000

Net Change in Cash	60,000
Cash at beginning of the period	—
Cash at end of the period	$60,000

Supplemental disclosure of cash flow information:
Cash Paid During the period for:
Interest	—
Taxes	—

JBAAM ACQUISITION CORP II

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2026

Note 1. Nature of Operations

JBAAM Acquisition Corp II (the “Company”) was incorporated in the State of Delaware on April 2, 2026. The Company’s management has chosen December 31st for its fiscal year end.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly traded corporation. The Company’s principal business objective is to achieve long-term growth potential through a combination with a business, rather than immediate short-term earnings. The Company will not restrict its potential target companies to any specific business, industry, or geographical location. The analysis of business opportunities will be undertaken by, or under the supervision of, the officer and directors of the Company.

Note 2. Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company adopted ASC 740, “Income Taxes”, at its inception. Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets, including tax loss and credit carry-forwards, and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. The components of the deferred tax assets and liabilities are individually classified as current and non-current based on their characteristics. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits, and no amounts accrued for interest and penalties as of April 30, 2026. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

Net Loss per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. Diluted earnings per share takes into effect any dilutive instruments, except when doing so would be anti-dilutive. As of April 30, 2026, the Company had warrants outstanding to purchase up to 50,000,000 shares of Common Stock at an exercise price of $0.01 per share. These potentially dilutive instruments were excluded from the computation of diluted net loss per share because their inclusion would have been anti-dilutive.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, the Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in the Company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find the securities less attractive as a result, there may be a less active trading market for securities and the prices of securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards (that is, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies). The Company intends to take advantage of the benefits of this extended transition period.

Additionally, the Company is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. The Company will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of the ordinary shares held by non-affiliates equals or exceeds $250 million as of the prior September 30, and (2) the annual revenues equaled or exceeded $100 million during such completed fiscal year or the market value of the ordinary shares held by non-affiliates equals or exceeds $700 million as of the prior September 30.

Warrants

The Company evaluates the Warrants as either equity-classified or liability-classified instruments based on an assessment of the warrants’ specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480 that meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. Pursuant to such an evaluation, the Warrants issued with the Common and Preferred Stocks are classified as stockholders’ equity.

Adoption of Recent Accounting Standards

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), which will require the Company to disclose significant segment expenses and other segment items on both an annual and interim basis. ASU 2023-07 is effective for annual periods beginning January 1, 2024 and for interim periods beginning January 1, 2025. The Company adopted ASU 2023-07 effective April 2, 2026 at the inception. The standard did not have a significant impact on the financial statements.

Recently Issued Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for Annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3. Capital Stock

Preferred Stock

As of April 30, 2026, the Company has 10,000,000 shares of preferred stock, par value of $0.0001, authorized. Of these, 1,000,000 shares have been designated as Series A Super Voting Preferred Stock, all of which are issued and outstanding. Each share of Series A Super Voting Preferred Stock entitles the holder to 100 votes per share, voting together with the Common Stock as a single class. The shares of Series A Super Voting Preferred Stock are not convertible and are not redeemable. The remaining 9,000,000 shares of preferred stock remain undesignated and available for future issuance.

Common Stock

As of April 30, 2026, the Company has 100,000,000 shares of common stock, par value of $0.0001, authorized and 10,000,000 shares issued and outstanding.   Each share of common stock entitles the holder thereof to one vote per share. The common stock does not have cumulative voting rights.

Warrants

As of April 30, 2026, the Company has issued warrants to Andrew Weksler, its Chief Executive Officer, to purchase up to 50,000,000 shares of Common Stock at an exercise price $0.01 per share. The Warrants are exercisable at any time and expire twenty (20) years from the date of issuance. If, at the time of exercise, the shares of Common Stock underlying the Warrants are not registered under the Securities Act, the holder may exercise the Warrants on a cashless basis. The Warrants contain anti-dilution adjustments for stock splits, stock dividends, recapitalizations and similar events.

Note 4. Income Taxes

As of April 30, 2026, the Company has approximately $5,250.   in gross deferred tax assets resulting from net operating loss carry forwards of $25,000 available to offset future taxable income through 2041 subject to the change in ownership provisions under IRC 382. A valuation allowance has been recorded to fully offset these deferred tax assets because the Company’s management believes future realization of the related tax benefits is uncertain.

Net deferred tax assets – non-current	April 30, 2026
Depreciation	$0
Stock based compensation	$0
Expected income tax benefit from NOL carry-forwards	$5,250
Less valuation allowance	$(5,250)
Deferred tax assets, net of valuation allowance	$0

The difference between the tax provision at the statutory federal income tax rate on April 30, 2026, and the tax provisions attributable to loss before income taxes is as follows:

Statutory federal income taxes	21.0%
Valuation allowance	(21.0)%
Effective income tax rate, net	—

Note 5.  Related Party Transactions

Office Space

The Company utilizes the office space and equipment of its management at no cost.

Note Payable - Stockholder

On April 30, 2026, the Company issued a promissory note (the “Note”) to a stockholder of the Company pursuant to which the Company agreed to repay the sum of any and all amounts advanced to the Company, on or before the date that the Company consummates a business combination with a private company or reverse takeover transaction or other transaction after which the Company would cease to be a shell company. Interest shall not accrue on the outstanding principal amount of the note except if an Event of Default (as defined in the note) has occurred. In the event of an Event of Default, the entire note shall automatically become due and payable (the “Default Date”) and starting from five (5) days after the Default Date, the interest rate on the note shall accrue at the rate of eighteen percent (18%) per annum. As of April 30, 2026, the amount due under the note payable was $75,000.

Issuance of common stock

The Company issued 10,000,000 shares of its $0.0001 par value common stock and 1,000,000 shares of its $0.0001 par value Series A Super Voting Stock to the founder of the Company. In connection with the issuance of the common stock, the Company also issued warrants to the founder to purchase up to 50,000,000 shares of common stock at an exercise price of $0.01 per share. The warrants are exercisable at any time and expire twenty years from the date of issuance. If the underlying shares are not registered under the Securities Act at the time of exercise, the warrants may be exercised on a cashless basis.

Note 6. Segment Reporting

The Company determined its reporting units in accordance with ASC 280, Segment Reporting. Reportable operating segments are determined based on the management approach, as defined by ASC 280, is based on the way that the chief operating decision-maker (“CODM”) organizes segments within the Company for making operating decisions, assessing performance, and allocating resources. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates the Company.

The Company is a blank-check company organized solely to raise capital through an initial public offering and   to identify and complete a merger, acquisition, or business combination, thus all activity for the period from April 2, 2026 (Inception) to April 30, 2026 relates to the Company’s formation and the Proposed Public Offering. The Company operates as a single operating and reportable segment. The Company has identified its Chief Executive Officer as the CODM, who reviews the Company’s financial information for purposes of making operating decisions and assessing financial performance. The net loss is the measure of segment profit (loss) most consistent with U.S. GAAP that is regularly reviewed by the CODM to allocate resources and assess financial performance.

The Company does not have any operating income and therefore, it does not have any revenues. The Company will not generate any operating revenues until after the completion of a transaction, at the earliest. The Company’s significant expenses were general and administrative expenses, which were $25,000.  for the period from April 2, 2026 (Inception) to April 30, 2026. Refer to the Company’s statements of operations for additional information.

As of April 30, 2026, the Company had total assets of $60,000. See the Company’s balance sheets for additional information.

Note 7. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred losses from its inception of $25,000   and has a stockholders’ deficit of  $15,000  as of April 30, 2026. Management believes these conditions raise substantial doubt about the Company’s ability to continue as a going concern for the twelve months following the date these financial statements are issued. Management intends to finance operations over the next twelve months through additional borrowings from the existing Note.

The accompanying financial statements do not include any adjustments that might be required should the Company be unable to continue as a going concern.

Note 8. Subsequent Events

The Company evaluated subsequent events through May 13, 2026 the date the financial statements were issued, and concluded that there were no events or transactions occurring during this period that require disclosure.